Exhibit 99.1

Revolutionary Chronic Kidney Disease Therapeutics Company ProKidney to List on the Nasdaq Following Business Combination with Social Capital Suvretta Holdings Corp. III

•	ProKidney Class A ordinary shares to begin trading on Nasdaq under the ticker symbol “PROK” on July 12, 2022

•	ProKidney receives total gross proceeds of approximately $597 million, expected to fund Phase 3 study of REACT™

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PIPE is led by a $125 million investment from Social Capital, with an additional $50 million from existing ProKidney investors, approximately $30 million from Suvretta Capital’s Averill strategy and the remaining $370 million from institutional investors and family offices

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Proceeds will fund ongoing Phase 2 and 3 development program for ProKidney’s lead cell therapy candidate, REACT™, accelerate manufacturing scale-out, and ultimately prepare for its global commercial launch to treat patients with late-stage chronic kidney disease (“CKD”) and at high risk of kidney failure, assuming receipt of regulatory approvals

Winston-Salem, NC & Palo Alto, CA – July 12, 2022 – ProKidney LP (“ProKidney”), a leading late clinical-stage cellular therapeutics company focused on CKD, and Social Capital Suvretta Holdings Corp. III (“SCS”) (Nasdaq: DNAC), a special purpose acquisition company, today completed their previously announced business combination. The newly formed company is named ProKidney Corp. and its Class A ordinary shares will commence trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “PROK” on July 12, 2022.

The business combination was approved by SCS’s shareholders at an extraordinary meeting held on July 11, 2022. ProKidney intends to use the proceeds received from the transaction to continue accelerating the development of its lead autologous cell therapy candidate, REACT™ (Renal Autologous Cell Therapy), which is currently being evaluated in multiple Phase 2 and 3 clinical trials as a treatment for late-stage diabetic CKD approaching kidney failure. Based on clinical data generated to date, ProKidney believes that REACT™ has the potential to not only slow the progression of CKD, but in some cases to drive meaningful improvement in kidney function in patients with late-stage CKD – a groundbreaking first for CKD therapies that may delay or possibly prevent the need for dialysis in these patients.

Tim Bertram, founder and CEO of ProKidney, said: “At ProKidney, we have the potential to usher in a new era of better health for the millions of CKD patients worldwide who have few or no other options but to progress into renal failure. Based on the clinical observations of broad organ function enhancements, this therapy has the potential to have a tangible positive impact on patients’ quality of life while also providing meaningful economic benefits for the global healthcare system. We are grateful to the SCS team and our talented advisors for their support throughout this process, and excited to begin our next phase of growth and advancement as a public company.”

Pablo Legorreta, Chairman of the ProKidney board, added: “ProKidney has made tremendous progress advancing its groundbreaking REACT™ cell therapy for the treatment of CKD. The completion of the business combination marks another important milestone in ProKidney’s journey that will better enable our leadership team to execute on its strategic vision and realize the great potential of REACT™. On behalf of ProKidney’s Board and management team I would like to welcome our new investors and thank them for their strong support.”

Mr. Legorreta continued, “I have been inspired both by the science behind ProKidney’s novel approach to treating CKD and the keen focus of the ProKidney team on curing this intractable disease. This transaction is a validation of ProKidney’s momentum and, most importantly, will support ProKidney’s efforts to complete Phase 3 and eventually deploy the pioneering REACT™ therapy, bringing hope for the treatment of a medical condition that is so pervasive and takes such a toll on the lives of millions.”

A cell therapy produced from a patient’s own kidney cells, REACT™ comprises a proprietary mixture of progenitor cells that are grown, purified, and then placed back into the patient’s kidney. This minimally invasive procedure, which begins with a standard biopsy, injects cells that harness the body’s intrinsic ability to repair and restore damaged kidney tissue. The injection procedure has been shown to be better tolerated than contemporary biopsy and can be done repeatedly in one or both kidneys based on multiple Phase 2 trial findings.

ProKidney’s patented REACT™ therapy is the outcome of almost 20 years of development by ProKidney and its predecessors and is part of its broad-based intellectual property strategy. The company has filed more than 200 patents worldwide for its product, cell admixture, and manufacturing and quality processes.

ProKidney’s management team, led by founder and CEO Tim Bertram, brings over 200 years of combined experience in the discovery, development, manufacture, and commercialization of biotechnology, pharmaceutical, and device products. ProKidney is also led by an experienced board, chaired by Pablo Legorreta, founder and CEO of Royalty Pharma, the world’s largest publicly listed acquirer of pharmaceutical royalty streams, bringing broad financial and scientific expertise with his successful track record in biopharma development and investing.

The ProKidney board of directors also includes Dr. Brian Pereira, President and CEO of Visterra, Inc., former president and board member of the National Kidney Foundation and former editor of the widely read textbook “Chronic Kidney Disease, Dialysis, and Transplantation”; Dr. John M. Maraganore, founding Chief Executive Officer of Alnylam Pharmaceuticals, Inc.; William Doyle, founder and Chairman of Novocure; Dr. Alan Lotvin, M.D., Executive Vice President of CVS Health and President of CVS Caremark, CVS Health’s pharmacy benefits manager; Dr. Uma Sinha, Chief Scientific Officer at BridgeBio Pharma; Jennifer Fox, Chief Financial Officer of Nuvation Bio; and José Ignacio Jimenez Santos, Chief Executive Officer of Grupo Financiero Inbursa.

As a result of the business combination, ProKidney has received approximately $597 million prior to transaction-related expenses, including approximately $20 million held in SCS’s trust account with the remaining amount from PIPE investors, which includes $125 million from Social Capital and an additional $50 million from existing ProKidney investors. The Company expects that the proceeds from the transaction will be sufficient to fund operations through data from its ongoing Phase 3 study of REACT™ in diabetic CKD.

Advisors

Citigroup acted as sole financial advisor and capital markets advisor to ProKidney. Citigroup, Morgan Stanley, Evercore, Jefferies, and UBS acted as placement agents for a portion of the PIPE. BofA Securities acted as capital markets advisor to SCS. Wachtell, Lipton, Rosen & Katz acted as legal advisor to SCS. Davis Polk & Wardwell LLP, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Akin Gump Strauss Hauer & Feld LLP, Matheson LLP, and Walkers LLP acted as legal advisors to ProKidney. Winston & Strawn LLP acted as legal advisor to the PIPE placement agents.

About ProKidney

ProKidney, a pioneer in the treatment of chronic kidney disease (CKD) through innovations in cellular therapy, was founded in 2015 after a decade of research. ProKidney’s lead product candidate, REACT™ (Renal Autologous Cell Therapy), is a first-of-its-kind, patented disease-modifying autologous cellular therapy with the potential to not only slow and stabilize the progression of CKD, but in some cases drive meaningful improvement in kidney function. REACT™ has received Regenerative Medicine Advanced Therapy (RMAT) designation, as well as FDA and EMA guidance, supporting its ongoing Phase 3 clinical program, which launched in January 2022. For more information, visit www.prokidney.com.

About Social Capital Suvretta Holdings Corp. III

Social Capital Suvretta Holdings Corp. III is led by Chamath Palihapitiya and Kishen Mehta and is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The company is focused on businesses operating in the biotechnology industry and within the organ space subsector. To learn more about Social Capital Suvretta Holdings, visit https://www.socialcapitalsuvrettaholdings.com/.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. ProKidney’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the combined company’s expectations with respect to financial results, future performance, development and commercialization of products, if approved, the potential benefits and impact of the combined company’s products, if approved, potential regulatory approvals, anticipated financial impacts and other effects of the business combination on the combined company’s business, and the size and potential growth of current or future markets for the combined company’s products, if approved. Most of these factors are outside of the combined company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the inability to maintain the listing of the combined company’s Class A ordinary shares on the Nasdaq following the business combination; the inability to implement business plans, forecasts, and other expectations and to recognize the anticipated benefits of the business combination or identify and realize additional opportunities, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; the risk of downturns and a changing regulatory landscape in the highly competitive biotechnology industry; the inability of the combined company to raise financing in the future; the inability of the combined company to obtain and maintain regulatory clearance or approval for its products, and any related restrictions and limitations of any cleared or approved product; the inability of the combined company to identify, in-license or acquire additional technology; the inability of combined company to compete with other companies currently marketing or engaged in the biologics market and in the area of treatment of kidney diseases; the size and growth potential of the markets for the combined company’s products, if approved, and its ability to serve those markets, either alone or in partnership with others; the combined company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; the combined company’s financial performance; the combined company’s intellectual property rights; uncertainties inherent in cell therapy research and development, including the actual time it takes to initiate and complete clinical studies and the timing and content of decisions made by regulatory authorities; the impact of COVID-19 or geo-political conflict such as the war in Ukraine on the combined company’s business; and other risks and uncertainties indicated from time to time in the proxy statement relating to the business combination, including those under “Risk Factors” therein, and in the combined company’s other filings with the Securities and Exchange Commission. The combined company cautions readers that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The combined company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact Information

ProKidney:

Investors

Lee Roth

lroth@burnsmc.com

Social Capital Suvretta:

Media

Reze Wong

reze@socialcapital.com

Kala Krishnan

kala.krishnan@fgsglobal.com

scs-us@fgsglobal.com

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